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                                                                    Exhibit 23.2
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             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Kraft Foods Inc. Form S-1 dated March 16, 2001 of our report dated February 2, 2000 on our audits of the consolidated financial statements of Nabisco Holdings Corp. as of December 31, 1998 and 1999 and for the three years ended December 31, 1999 appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 16, 2001